UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2009

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 19, 2009, Verigy Ltd. issued a press release regarding Verigy’s financial results for its fiscal quarter and fiscal year ended October 31, 2009. A copy of Verigy’s press release is attached hereto as Exhibit 99.1.

Verigy includes in the press release certain non-GAAP financial measures, including non-GAAP net loss and non-GAAP net income. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures, as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures.

The information contained in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) CFO Relocation Agreement

In support of Robert J. Nikl’s relocation to a residence closer to Verigy’s principal U.S. offices, Verigy US, Inc. and Mr. Nikl entered into a Relocation Agreement on November 17, 2009 (the “Relocation Agreement”), pursuant to which Verigy will pay Mr. Nikl a lump sum gross amount of ONE HUNDRED EIGHTY THOUSAND DOLLARS ($180,000), less applicable withholding taxes, to cover costs associated with his relocation (the “Relocation Benefit”). Verigy’s obligation to pay the Relocation Benefit is contingent on Mr. Nikl’s purchase of a residence in the local area being completed on or before April 30, 2010. Verigy will pay the Relocation Benefit promptly after receipt of appropriate documents confirming Mr. Nikl’s purchase of a new residence in the Cupertino area before April 30, 2010 (the date of payment is referred to as the “Payment Date”).

Pursuant to the Relocation Agreement, Verigy will continue to pay Mr. Nikl a monthly living allowance pursuant to the letter agreement between Verigy US, Inc. and Mr. Nikl, dated October 1, 2007, until the earlier to occur of (i) the Payment Date; (ii) April 1, 2020, which is 30 months from commencement of October 1, 2007 letter agreement; (iii) such date as Mr. Nikl no longer leases an apartment near Verigy’s Cupertino office; or (iv) the date of Mr. Nikl’s termination of employment with Verigy for any reason (the “Living Allowance Termination Date”).

If Mr. Nikl’s employment with the company terminates on or before the third anniversary of the Payment Date, other than as a result of a Termination Event (as defined in the Second Amended and Restated Severance Agreement by and between Mr. Nikl and Verigy Ltd.), Mr. Nikl will reimburse Verigy for a pro rated portion of the Relocation Benefit. The reimbursement obligation will decline on a pro rated basis at the rate of 1/36th of the Relocation Benefit for each full month that elapses between the Payment Date and his termination date.

The Relocation Agreement between Mr. Nikl and Verigy US, Inc., dated November 17, 2009, is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Relocation Agreement by and between Verigy US, Inc. and Robert J. Nikl, dated November 17, 2009

99.1	Text of press release issued by Verigy Ltd. on November 19, 2009, regarding financial results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ KENNETH M. SIEGEL
Kenneth M. Siegel, Vice President and General Counsel

Date: November 19, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Relocation Agreement by and between Verigy US, Inc. and Robert J. Nikl, dated November 17, 2009

99.1	Text of press release issued by Verigy Ltd. on November 19, 2009, regarding financial results